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                                                                Exhibit 23.7.





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Gillette Company on Form S-4 of our report relating to the consolidated financial statements of Duracell International Inc. ("Duracell") dated August 9, 1996 (September 12, 1996 as to the announcement of the proposed merger with The Gillette Company), incorporated by reference in the Joint Proxy Statement/Prospectus, which is a part of this Registration Statement and appearing in the Duracell 1996 Annual Report to Stockholders, which has been incorporated in the Annual Report on Form 10-K of Duracell International Inc. for the year ended June 30, 1996, which is incorporated by reference in this Registration Statement. We also consent to the reference to us under the headings "Anticipated Accounting Treatment" and "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Stamford, Connecticut
November 21, 1996